UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):   January 8, 2007
SOLEXA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-22570 (Commission File Number)	94-3161073 (IRS Employer Identification Number)
25861 Industrial Blvd.
Hayward, California 94545
(Address of principal executive offices, including zip code)
(510) 670-9300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On January 8, 2007, Solexa, Inc. (“Solexa”) issued a press release announcing an update on milestones related to its Solexa Genome Analysis System. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.
Additional Information
     In connection with the proposed merger, Illumina, Inc. (“Illumina”) has filed with the SEC a Registration Statement on Form S-4 that includes a joint proxy statement of Illumina and Solexa that also constitutes a prospectus of Illumina. Illumina and Solexa have mailed the joint proxy statement/prospectus to their respective stockholders. Investors and security holders are urged to read the joint proxy statement/prospectus regarding the proposed merger because it contains important information. You may obtain a free copy of the joint proxy statement/prospectus and other related documents filed by Illumina and Solexa with the SEC at the SEC’s website at www.sec.gov. The joint proxy statement/prospectus and the other documents may also be obtained for free by accessing Illumina’s website at www.illumina.com under the tab “Investors” and then under the heading “SEC Filings” or by accessing Solexa’s website at www.solexa.com under the tab “Investors” and then under the heading “SEC Documents.”
Participants in the Solicitation
     Illumina and Solexa and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders in connection with the proposed merger are set forth in the joint proxy statement/prospectus. You can find information about Illumina’s executive officers and directors in Illumina’s definitive proxy statement filed with the SEC on April 26, 2006. You can find information about Solexa’s executive officers and directors in their definitive proxy statement filed with the SEC on August 31, 2006. You can obtain free copies of these documents by using the contact information provided at Illumina’s or Solexa’s website.
Item 9.01. Financial Statements and Exhibits.
99.1	Press Release, issued on January 8, 2007, entitled “Solexa Genome Analysis System Achieves 1G Performance Milestone.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Solexa, Inc.
Dated: January 8, 2007	By:	/s/ Linda M. Rubinstein
Linda M. Rubinstein
Vice President and Chief Financial Officer

EXHIBITS
99.1	Press Release, issued on January 8, 2007, entitled “Solexa Genome Analysis System Achieves 1G Performance Milestone.”